                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (as permitted by Rule 14a-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

             NUTRACEUTICAL INTERNATIONAL CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
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/ /        Fee paid previously with preliminary materials.
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

                    NUTRACEUTICAL INTERNATIONAL CORPORATION
          ------------------------------------------------------------
                        1400 Kearns Boulevard, 2nd Floor
                             Park City, Utah 84060

                                January 26, 2001

TO OUR STOCKHOLDERS:

    You are cordially invited to the 2001 Annual Meeting of Stockholders ("Annual Meeting") for Nutraceutical International Corporation ("Nutraceutical" or the "Company").

---------------------------------------------
---------------------------------------------

DATE:       MONDAY, FEBRUARY 26, 2001

TIME:       9:00 A.M.

PLACE:      GRAND SUMMIT CONFERENCE CENTER
            4000 THE CANYONS RESORT DRIVE
            PARK CITY, UTAH 84098
---------------------------------------------
---------------------------------------------

    At the Annual Meeting, you will have the opportunity to vote to:

    - Elect three directors; and

    - Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent certified public accountants for the fiscal year ending September 30, 2001.

    In addition to the formal items of business, Nutraceutical will review the major developments of fiscal 2000 and answer questions that you may have about the Company and its activities.

    This letter is your notice of the Annual Meeting and is being sent to stockholders of record as of the close of business on January 12, 2001, who are the only holders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY PERSONALLY VOTE, WHICH WILL REVOKE YOUR SIGNED PROXY. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT.

    We look forward to seeing you at the meeting.

                                          Sincerely,
                                          Frank W. Gay II
                                          CHAIRMAN OF THE BOARD
                                          AND CHIEF EXECUTIVE OFFICER

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            PROXY STATEMENT FOR THE
                    NUTRACEUTICAL INTERNATIONAL CORPORATION
                      2001 ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

WHERE CAN I GET MORE INFORMATION?...........................               i

PROXY STATEMENT FOR THE NUTRACEUTICAL INTERNATIONAL
 CORPORATION 2001 ANNUAL MEETING OF STOCKHOLDERS............               1

-INFORMATION ABOUT THE ANNUAL MEETING AND VOTING............               1
    Proxy Statement.........................................               1
    Number of Votes.........................................               1
    The Quorum Requirement..................................               1
    Voting by Proxy.........................................               1
    Revoking Your Proxy.....................................               2
    Voting in Person........................................               2
    Approving the Proposals.................................               2
        Proposal I..........................................               2
        Proposal II.........................................               2
        The Effect of Broker Non-Votes......................               2
    The Cost of Soliciting Proxies..........................               2

-PROPOSALS..................................................               3
    Proposal I:   Electing Directors........................               3
    Proposal II:  Ratifying the Appointment of
                  PricewaterhouseCoopers LLP as the
                  Company's Independent Certified Public
                  Accountants for the Fiscal Year Ending
                  September 30, 2001........................               3

-THE BOARD OF DIRECTORS.....................................               3
        Class III Directors (Nominated for Election)........               4
        Class I Directors (Term Expiring at the 2002 Annual
          Meeting)..........................................               4
        Class II Directors (Term Expiring at the 2003 Annual
          Meeting)..........................................               4
    Committees of the Board.................................               5
    Director Compensation...................................               5
    Compensation Committee Interlocks and Insider
      Participation.........................................               6
    Certain Relationships and Related Transactions..........               6
        Transaction Services Agreement......................               6
        Indemnification of Directors and Officers...........               6
        Agreements Among Securityholders....................               6
    Compliance with Section 16(a) Beneficial Ownership
      Reporting Requirements in 2000........................               6

-PRINCIPAL STOCKHOLDERS.....................................               7

-MANAGEMENT COMPENSATION....................................               8
    General.................................................               8
    Summary Compensation Table..............................               8
    Option Grants in Last Fiscal Year.......................               8
    Aggregated Option Exercises in Last Fiscal Year and
      Fiscal Year End Option Values.........................               9
    Stock Plans.............................................               9
        1995 Stock Plan.....................................               9
        1998 Stock Incentive Plan...........................               9
        Employee Stock Purchase Plan........................              10
        Director Option Plan................................              10
        401(k) Plan.........................................              11

-COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION....              11

-AUDIT COMMITTEE REPORT.....................................              12

-PERFORMANCE GRAPH..........................................              13

-SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL
 INFORMATION................................................              14

AUDIT COMMITTEE CHARTER.....................................      Appendix A

                       WHERE CAN I GET MORE INFORMATION?

    Nutraceutical files annual, quarterly and special reports, proxy statements and other information with the SEC. Nutraceutical's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Nutraceutical files with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies of any document Nutraceutical files at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

    Enclosed with this Proxy Statement is a copy of Nutraceutical's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, along with the accompanying financial statements and schedules. If you would like copies of any other recently filed documents, please direct your request to Investor Relations, Nutraceutical International Corporation, 1400 Kearns Boulevard, 2nd Floor, Park City, Utah 84060.

                            PROXY STATEMENT FOR THE
                    NUTRACEUTICAL INTERNATIONAL CORPORATION
                      2001 ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

PROXY STATEMENT

    You have been sent this Proxy Statement and the enclosed proxy card because Nutraceutical's Board of Directors is soliciting your proxy to vote at the 2001 Annual Meeting of Stockholders. This Proxy Statement summarizes the information that you will need in order to vote at the Annual Meeting. However, you need not attend the Annual Meeting in order to vote your shares. You may instead simply complete, sign and return the enclosed proxy card to register your vote.

    This Proxy Statement and the enclosed proxy card were sent on January 26, 2001 to all stockholders who owned Nutraceutical common stock at the close of business on January 12, 2001, who are the only stockholders entitled to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a list of Nutraceutical's stockholders will be open for examination at Nutraceutical's headquarters by any stockholder for any reason relating to the meeting. As of the record date, there were 10,936,853 shares of Nutraceutical common stock outstanding.

NUMBER OF VOTES

    Each share of Nutraceutical common stock entitles you to one vote on each proposal at the Annual Meeting. The enclosed proxy card indicates the number of shares of Nutraceutical common stock that you own.

THE QUORUM REQUIREMENT

    At the Annual Meeting, the inspector of election will determine whether there is a quorum present. A quorum is required to conduct any business at the Annual Meeting. For a quorum to be present, the holders of a majority of the outstanding shares of common stock must be present in person or by proxy. If you mark your proxy card "abstain," or if your proxy vote is held in street name by your broker and it is not voted on all proposals, your proxy vote will nonetheless be counted as present for purposes of determining a quorum.

VOTING BY PROXY

    Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

    If you fill out your proxy card properly and return it in time to vote, your shares will be voted as you have directed. If you sign the proxy card but do not make any specific indications of how you wish to vote, a proxy representative will vote your shares:

    - "FOR" the election of the three nominees for Class III Director; and

    - "FOR" ratifying the appointment of PricewaterhouseCoopers LLP as the Company's independent certified public accountants for the fiscal year ending September 30, 2001.

    If any other matter is presented at the Annual Meeting, your shares will be voted in accordance with the proxy representative's best judgment. Presently, the Company knows of no matters to be addressed at the Annual Meeting beyond those described in this Proxy Statement.

REVOKING YOUR PROXY

    If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in the following ways:

    - You may send in another proxy with a later date.

    - You may notify the Company of your proxy revocation by contacting Nutraceutical's legal department, in writing, before the Annual Meeting.

    - You may attend the meeting and vote in person.

VOTING IN PERSON

    If you plan to attend the Annual Meeting and vote in person, you will be given a ballot when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on January 12, 2001, the record date for voting.

APPROVING THE PROPOSALS

    PROPOSAL I:  ELECTING THREE CLASS III DIRECTORS

    At the Annual Meeting, the three nominees for Director receiving the greatest number of votes cast in person or by proxy will be elected. If you are present and do not vote, or if you send in your proxy card marked "withheld," your vote will have no impact on the election of those directors as to whom you have withheld votes.

    PROPOSAL II:  RATIFYING THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE
                  COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001

    In order to be approved, all other matters to be voted on, including ratifying the appointment of independent certified public accountants, require the affirmative vote of a majority of the shares entitled to vote at the meeting, cast either in person or by proxy. If you attend the meeting but do not vote, or if you send in your proxy card marked "abstain," your abstention will have no impact on the appointment of independent accountants.

    THE EFFECT OF BROKER NON-VOTES

    Under the rules of The Nasdaq Stock Market, if your broker holds your shares in its name, the broker will be entitled to vote your shares on the proposals even if it does not receive instructions from you. If your broker does not vote your shares on either of the proposals, such "broker non-votes" will not be counted for purposes of determining whether the proposal has received enough affirmative votes to be approved.

THE COST OF SOLICITING PROXIES

    Nutraceutical will pay all of the costs of soliciting these proxies. In addition to mailing proxy solicitation material, Nutraceutical's directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. Nutraceutical will not compensate these directors and employees additionally for this solicitation, but Nutraceutical may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting the proxies. Nutraceutical will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their principals, and Nutraceutical will reimburse them for any out-of-pocket expenses that they reasonably incur in the process of forwarding the materials.

                                   PROPOSALS

    The Nutraceutical Board of Directors (referred to collectively as "Board" and each individually as a "Director") is soliciting your vote with respect to each of the following proposals. The Company does not expect any other matters to come before the meeting; however, if another matter is voted upon, your shares will be voted in accordance with your proxy representative's best judgment. The Board recommends that you vote "FOR" each of the following proposals:

PROPOSAL I:  ELECTING DIRECTORS

    The Board has nominated Frank W. Gay II, Robert C. Gay and J. Steven Young as Class III directors to be elected at the Annual Meeting. Certain information regarding these nominees and each of the other directors is set forth below under the caption "The Board of Directors." If you elect them, Messrs. Gay II, Gay and Young will hold office until the annual meeting in 2004, or until their successors have been elected.

    The Company knows of no reason why any of these nominees may be unable to serve as a Director. If a nominee is unable to serve, your proxy representative may vote for another nominee proposed by the Board. If any Director resigns, dies or is otherwise unable to serve out a complete term, or the Board increases the number of directors, the Board may fill the vacancy through a majority vote of those serving at that time.

PROPOSAL II:  RATIFYING THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE
              COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001

    The Board has appointed PricewaterhouseCoopers LLP as the independent certified public accountants for Nutraceutical. If this appointment is approved, PricewaterhouseCoopers LLP will audit the books and accounts of Nutraceutical for the year ending September 30, 2001. PricewaterhouseCoopers LLP audited the financial statements of Nutraceutical for the year ended September 30, 2000. The Company expects representatives of PricewaterhouseCoopers LLP to attend the Annual Meeting, where they will have the opportunity to make a statement if they wish, and where they will be available to answer any relevant questions that you may have.

    If the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for fiscal 2001 is not ratified by stockholders, the adverse vote will be considered a direction to the Board to consider other accountants for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current fiscal year, the appointment for fiscal 2001 will stand unless the Board finds other good reason for making the change.

                             THE BOARD OF DIRECTORS

    The Board oversees the business and other affairs of Nutraceutical and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in the day-to-day operations of Nutraceutical. Board members keep themselves informed through discussions with the chairman of the Board, other key executives and the Company's principal external advisors (such as legal counsel, independent certified public accountants, investment bankers and other consultants) by reading reports and other materials that are sent to them and by participating in Board meetings.

    As of September 30, 2000, seven individuals were serving on the Board. Board members are divided into three classes, and the term of service for each class expires in a different year, with each Director serving a term of three years, or until a successor is elected.

    The Board held four meetings during fiscal 2000. Other than Mr. Young, incumbent Board members participated in 75 percent or more of the aggregate of
(i) the total number of Board meetings held during their periods of service and
(ii) the total number of meetings held by Board committees on which they served during their periods of service.

    CLASS III DIRECTORS (NOMINATED FOR ELECTION)

    FRANK W. GAY II, age 55, has served as the chairman of the Board of the Company since its inception and as chief executive officer since 1994. Mr. Gay has been a partner of F.W. Gay & Sons, a private equity investment group, from 1967 to present. Mr. Gay received a master's degree in business administration from Harvard Business School.

    ROBERT C. GAY, age 49, has served as a Director of the Company since its inception. He has been a managing director of Bain Capital, Inc. ("Bain"), a private equity firm, since 1993 and has been a general partner of Bain Capital Venture Capital since 1989. He is co-chairman of the board of directors of American Pad & Paper Company and the vice chairman of the board of directors of IHF Capital, parent of ICON Health and Fitness Inc., a manufacturer and distributor of home health equipment. In addition, Mr. Gay serves as a director of Buhrmann, a large publicly-traded Dutch office products company; GS Technologies Corporation, a manufacturer of specialty steel products; and Alliance Laundry, a manufacturer of industrial laundry equipment. Mr. Gay is also a director of Hydromaid Liquidtek Enterprises, Inc. and Maxim Crane Works. Before joining Bain, Mr. Gay was an executive vice president of General Electric Credit Capital Markets Group and a principal and vice president in Kidder Peabody's Merchant Banking Group. He also taught economics at Harvard University and was a manager at McKinsey & Company. Mr. Gay received a Ph.D. in Business Economics from Harvard University.

    J. STEVEN YOUNG, age 39, has served as a Director of the Company since
May 18, 1998. Mr. Young was a professional athlete who played quarterback for the San Francisco 49'ers. He founded the Forever Young Foundation, the Sport, Education and Values Foundation and is the broadcast host for the Children's Miracle Network. Mr. Young currently serves as a director of PowerBar Inc. and Found, Inc. He is also a corporate spokesperson for several high profile companies, including Nike, VISA and Sprint. He also currently serves as an educational consultant to Sun MicroSystems Corporation. Mr. Young received a J.D. from Brigham Young University.

    CLASS I DIRECTORS (TERM EXPIRING AT THE 2002 ANNUAL MEETING)

    JEFFREY A. HINRICHS, age 43, has served as a Director of the Company, executive vice president and chief operating officer of Nutraceutical since 1994. Before he joined Nutraceutical, Mr. Hinrichs served as President of Solaray, now a subsidiary of Nutraceutical, from 1993 to 1994. Prior to his tenure as President, Mr. Hinrichs served as chief financial officer as well as in other management positions with Solaray from 1984 to 1993. Mr. Hinrichs is a graduate of Weber State University.

    MATTHEW S. LEVIN, age 34, served as a Director of the Company from its inception through January 1995 and also has served from December 1996 to the present. Mr. Levin is a managing director with Bain. Mr. Levin joined Bain in 1992 before attending the Harvard Business School from 1994 to 1996. From 1988 to 1991, Mr. Levin was a consultant with Bain & Company, Inc.

    CLASS II DIRECTORS (TERM EXPIRING AT THE 2003 ANNUAL MEETING)

    MICHAEL D. BURKE, age 56, is president of MDB Capital Ventures, a venture capital and management consulting firm. He was formerly director, president and chief executive officer of EOTT Energy Corp., a $12 billion New York Stock Exchange corporation and the largest marketer and transporter of crude oil in North America. Prior to joining EOTT Energy Corp., Mr. Burke served as director, president and chief executive officer of Tesoro Petroleum Corporation from 1992 to 1995. From 1980 to 1992, Mr. Burke held a number of senior executive positions with Texas Eastern Corp., including group vice president-products and president/chief executive officer of TEPPCO Partners, L.P. Mr. Burke currently serves as director of Premier Instruments, Inc. and Visual Intelligence Systems, Inc. Mr. Burke received a master's degree in business administration from the University of Texas.

    JAMES D. STICE, PH.D., age 41, is the Distinguished Teaching Professor of Accounting in the School of Accountancy at Brigham Young University ("BYU"). Professor Stice has been at BYU since 1988. He has co-authored three accounting textbooks and published numerous professional and academic articles. Currently, Professor Stice is associate director of BYU's MBA Program. In addition, Professor Stice has been involved in executive education for Ernst & Young, BankAmerica Corporation, International Business Machines Corporation, and AngloGold Limited. Professor Stice received a Ph.D. in Accounting from the University of Washington.

COMMITTEES OF THE BOARD

    The Board has two standing committees: the Compensation Committee and the Audit Committee.

    The Compensation Committee includes three Board Members, who make decisions regarding salaries, incentive compensation, stock option grants and other matters involving executive officers and key Nutraceutical employees. The Compensation Committee is authorized to provide a general review of and make decisions regarding Nutraceutical's compensation and benefit plans to ensure that they meet corporate objectives. In addition, the Compensation Committee reviews the chief executive officer's recommendations on the compensation of all Nutraceutical officers and Nutraceutical's compensation policies and practices and makes decisions regarding such compensation. The Compensation Committee is currently comprised of Messrs. Gay II, Levin and Young. Mr. Geoffrey S. Rhenert served on the Compensation Committee until he resigned from the Board in December 1999. In February 2000, Mr. Young became a member of the Compensation Committee. The Compensation Committee met once during fiscal 2000.

    The Audit Committee makes recommendations to the Board regarding the independent certified public accountants to be nominated for election by the stockholders. The Committee reviews the independence of the accountants, approves the scope of the annual audit activities of the accountants, approves the audit fee for the accountants, and reviews the audit results. PricewaterhouseCoopers LLP currently serves as Nutraceutical's independent certified public accountants. The Audit Committee is currently comprised of Messrs. Burke, Levin and Stice. Mr. Alexander Gordon Bearn, M.D. and Mr. Young served on the Audit Committee until February 2000, at which time they were replaced by Messrs. Burke and Stice. The Audit Committee met twice during fiscal 2000.

    Nutraceutical has no nominating committee. The Board is responsible for filling vacancies that occur on the Board and for recommending candidates for election as directors at the Annual Meeting.

DIRECTOR COMPENSATION

    The Company reimburses all directors for reasonable expenses incurred in attending Board meetings. Directors who are employees of the Company do not receive a salary or retainer for their services. Except as mentioned below, the Company pays non-employee directors a quarterly cash retainer of $5,000, and each non-employee director has been granted options to purchase 10,000 shares of common stock upon initial election or appointment to the Board under the Company's 1998 Non-Employee Director Stock Option Plan. Messrs. Robert C. Gay and Levin are not compensated by the Company for their service as members of the Board and have not been granted any options. Directors do not currently receive any additional compensation for committee participation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Robert C. Gay and Levin, Board members, have a professional affiliation with Bain. Messrs. Frank W. Gay II and Robert C. Gay are brothers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    TRANSACTION SERVICES AGREEMENT. Nutraceutical is party to a transaction services agreement with Bain, pursuant to which Bain may provide advisory services in connection with certain transactions (whether debt or equity) by Nutraceutical or any of Nutraceutical's subsidiaries in exchange for a transaction fee of up to one percent of the aggregate value of each transaction. Nutraceutical is not required to pay any recurring annual management fees under the agreement. Pursuant to the agreement, Bain will provide advisory services and personnel support to help Nutraceutical identify, analyze, negotiate and structure potential transactions. The Company believes that the terms of the agreement are at least as favorable for Nutraceutical as those that could be negotiated with a third party.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS. Nutraceutical has agreed to provide indemnification for its Board members and executive officers beyond the indemnification provided for in Nutraceutical's Amended and Restated Certificate of Incorporation and Bylaws.

    AGREEMENTS AMONG SECURITYHOLDERS. Nutraceutical and certain stockholders are parties to a Registration Agreement providing for the registration of certain shares of common stock in future periods.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS IN
  2000

    Section 16(a) of the Securities Exchange Act of 1934 requires Nutraceutical's directors, executive officers and greater-than-ten-percent stockholders to file reports with the SEC regarding changes in beneficial ownership of Nutraceutical common stock and to provide Nutraceutical with copies of the reports. Based on the Company's review of these reports and of certifications furnished to us, the Company believes that all of these reporting persons complied with the filing requirements for 2000, except that Frank W. Gay II and Bruce R. Hough, who gifted shares during fiscal 2000, filed late Form 5s with respect to such transactions.

                             PRINCIPAL STOCKHOLDERS

    The table below sets forth certain information regarding the equity ownership of the Company as of December 31, 2000 by (i) each person or entity who beneficially owns five percent or more of a class of capital stock,
(ii) named executive officers and directors (iii) all named executive officers and directors of the Company as a group. Unless otherwise stated, each of the persons named in the table has sole or shared voting and investment power with respect to the securities beneficially owned.

                                                                     SHARES OF
                                                                  COMMON STOCK(a)
                                                              ------------------------
                                                              NUMBER OF    PERCENT OF
NAME                                                          SHARES(b)       CLASS
----                                                          ----------   -----------
5% STOCKHOLDERS
Bain Capital Funds (c)(d)...................................  4,791,116       43.8
Stephen & Helene Weldon Trust (e)...........................    563,593        5.2

OFFICERS AND DIRECTORS
Frank W. Gay II.............................................  1,003,347        9.0
Bruce R. Hough..............................................     59,570       *
Jeffrey A. Hinrichs.........................................    277,850        2.5
Gary M. Hume................................................     53,774       *
Leslie M. Brown, Jr.........................................     37,212       *
Robert C. Gay (f)...........................................  4,791,116       43.8
Matthew S. Levin (f)........................................    325,167        3.0
J. Steven Young.............................................      9,166       *
Michael D. Burke............................................      3,333       *
James D. Stice..............................................      3,333       *
All executive officers and directors as a group (nine
  persons)..................................................  6,238,701       55.0

------------------------

*   represents less than 1% of the total.

(a) Calculation of percentage of beneficial ownership assumes the exercise of all warrants and options exercisable within 60 days of the date of the table only by the respective named stockholder.

(b) Includes 220,228, 45,870, 72,175, 20,000, 34,544, 9,166, 3,333, 3,333 and
    408,649 shares of Common Stock that may be purchased within 60 days of the date of the table upon the exercise of stock options by Messrs. Gay II, Hough, Hinrichs, Hume, Brown, Young, Burke and Stice and the group as a whole, respectively.

(c) Includes 2,082,606 shares of common stock held by Bain Capital Fund IV, L.P. ("Fund IV"); 2,383,343 shares of common stock held by Bain Capital Fund IV-B, L.P. ("Fund IV-B"); 157,036 shares of common stock held by BCIP Associates ("BCIP"); and 168,131 shares of common stock held by BCIP Trust Associates, L.P. ("BCIP Trust" and collectively with Fund IV, Fund IV-B and BCIP, the "Bain Capital Funds").

(d) The address of Bain Capital Funds is Two Copley Place, Boston, Massachusetts 02116.

(e) The address of Stephen & Helene Weldon Trust is P.O. Box 770-207, Park City, Utah 84060.

(f) All of the shares shown are held by the Bain Capital Funds.

                            MANAGEMENT COMPENSATION

GENERAL

    Executive officers of the Company are elected by and serve at the discretion of the Board. The following table shows information concerning the compensation paid or accrued for the fiscal year ended September 30, 2000 for the chief executive officer and each of the four other most highly compensated executive officers of the Company as of the end of fiscal 2000 (the "Named Executives").

SUMMARY COMPENSATION TABLE

                                                                ANNUAL COMPENSATION
                                           --------------------------------------------------------------
                                                                                               SECURITIES
                                                                              OTHER ANNUAL     UNDERLYING
NAME AND PRINCIPAL POSITION                  YEAR     SALARY(a)    BONUS     COMPENSATION(b)    OPTIONS
---------------------------                --------   ---------   --------   ---------------   ----------
Frank W. Gay II..........................    2000     $295,280    $179,375       $ 5,250              0
  CHIEF EXECUTIVE OFFICER                    1999      270,000     137,500         6,400              0
                                             1998      236,250      63,750         9,315         32,000

Bruce R. Hough...........................    2000      166,154      42,000         6,646              0
  PRESIDENT                                  1999      160,000      30,000         6,831              0
                                             1998      160,000      12,000         7,446         10,000

Jeffrey A. Hinrichs......................    2000      214,154      70,200         6,954              0
  EXECUTIVE VICE PRESIDENT                   1999      191,250      60,000         7,817          9,000
  AND CHIEF OPERATING OFFICER                1998      165,000      30,937         7,933         30,000

Gary M. Hume.............................    2000      207,692      48,000         2,154              0
  EXECUTIVE VICE PRESIDENT                   1999        3,077      15,000        35,000(c)      60,000

Leslie M. Brown, Jr......................    2000      157,846      48,640         6,314              0
  SENIOR VICE PRESIDENT, FINANCE AND         1999      139,904      39,520         5,960          9,000
  CHIEF FINANCIAL OFFICER                    1998      105,635      24,300         5,282         25,000

------------------------

(a) May include amounts earned in a fiscal year but deferred at the named executive officer's election pursuant to the Company's 401(k) Plan.

(b) Includes matching contributions made by the Company under its 401(k) Plan.

(c) Represents a one-time payment of $35,000 upon commencement of employment with the Company in September 1999.

OPTION GRANTS IN LAST FISCAL YEAR

    None.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
  VALUES

    The following table shows information for the Named Executives concerning stock option exercises during the Company's last fiscal year and options outstanding at the end of the last fiscal year:

                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                   SHARES                 OPTIONS AT FISCAL YEAR END     AT FISCAL YEAR END(a)
                                 ACQUIRED ON    VALUE     --------------------------   -------------------------
NAME                              EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                             -----------   --------   --------------------------   -------------------------
Frank W. Gay II................       0         $0.00           217,028/3,200                     0/0
Bruce R. Hough.................       0         $0.00           44,620/3,750                      0/0
Jeffrey A. Hinrichs............       0         $0.00           67,300/16,875                     0/0
Gary M. Hume...................       0         $0.00           20,000/40,000                     0/0
Leslie M. Brown, Jr............       0         $0.00           30,294/15,000                     0/0

------------------------

(a) Assumes a fair market value of the Company's common stock at September 29, 2000 equal to $2.66 per share.

STOCK PLANS

    1995 STOCK PLAN. Nutraceutical's 1995 Stock Option Plan (the "1995 Stock Plan") authorizes grants of stock options and sales of any class or classes of common stock to current or future employees, directors, consultants or advisors of the Company or its subsidiaries. Under the 1995 Stock Plan, the Company is authorized to grant stock options for up to an aggregate of 225,873 shares of common stock, subject to adjustment to prevent any dilution or expansion of the rights of participants. As of September 30, 2000, non-qualified options to purchase an aggregate of 158,862 shares of common stock were outstanding under the 1995 Stock Plan. The Company does not anticipate granting any additional options under the 1995 Stock Plan.

    1998 STOCK INCENTIVE PLAN. Nutraceutical's 1998 Stock Incentive Plan (the "1998 Stock Incentive Plan") provides for the issuance of the following types of incentive awards: stock options, stock appreciation rights, restricted stock, performance grants and other types of awards that the Compensation Committee deems consistent with the purposes of the 1998 Stock Incentive Plan. The 1998 Stock Incentive Plan is administered by the Compensation Committee. Certain employees, advisors and consultants of the Company are eligible to participate in the 1998 Stock Incentive Plan. The Compensation Committee selects the participants and determines the terms and conditions of the awards under the 1998 Stock Incentive Plan.

    Options granted under the 1998 Stock Incentive Plan may be either incentive stock options or non-qualified stock options, as determined by the Compensation Committee. The options may also be subject to time vesting and certain other restrictions at the sole discretion of the Compensation Committee. The Board may generally amend the 1998 Stock Incentive Plan at any time. To do this, the Board does not need the approval of Nutraceutical's stockholders, but its decisions will be subject to applicable federal securities and tax law limitations (including regulations of The Nasdaq Stock Market).

    In aggregate, 1,050,000 shares of Nutraceutical common stock were reserved for issuance under the 1998 Stock Incentive Plan. The 1998 Stock Incentive Plan provides that each participant will be limited to receiving awards relating to no more than 100,000 shares of common stock per year. As of September 30, 2000, non-qualified options to purchase an aggregate of 371,264 shares of common stock were outstanding under the 1998 Stock Incentive Plan.

    EMPLOYEE STOCK PURCHASE PLAN. The Nutraceutical International Corporation Employee Stock Discount Purchase Plan (the "Employee Stock Purchase Plan") is intended to give employees a convenient means of purchasing shares of common stock through payroll deductions and quarterly elections, if they wish to do so. The Employee Stock Purchase Plan provides an incentive to participate by permitting purchases at a discounted price. The Company believes that ownership of stock by employees will foster greater employee interest in the success, growth and development of the Company.

    Subject to certain restrictions, each of Nutraceutical's employees who is a U.S. resident or a U.S. citizen temporarily on location at a facility outside of the United States will be eligible to participate in the Employee Stock Purchase Plan if the employee has been employed by Nutraceutical for more than one year. The Company has reserved 750,000 shares of common stock for issuance through the Employee Stock Purchase Plan. Each eligible employee is entitled to purchase a maximum number of shares per quarter equal to 15% of gross pay for the immediately prior quarter divided by the purchase price per share. Employees may elect to participate and purchase stock on a quarterly basis. Each participating employee contributes to the Employee Stock Purchase Plan by making a lump sum contribution or by choosing a payroll deduction in any specified amount, with a minimum deduction of $25 per payroll period. A participating employee may increase or decrease the payroll deduction (including a change to a zero deduction) as of the beginning of any calendar quarter and may suspend deductions at any time. The Company credits elected contributions to participants' accounts at the end of each calendar quarter. In addition, employees may make lump sum contributions during a quarter, which will enable them to purchase the maximum number of shares available for purchase during that quarter.

    The Company uses each participating employee's contributions to purchase shares for the employee's share account within 30 days after the last day of each calendar quarter. The cost per share will be 90% of the lower of (i) the closing price of Nutraceutical's common stock on The Nasdaq Stock Market on the first trading day of the calendar quarter or (ii) the closing price of Nutraceutical's common stock on The Nasdaq Stock Market on the last trading day of the calendar quarter. The number of shares purchased on each employee's behalf and deposited in the employee's share account will be based on the amount accumulated in the participant's cash account and the purchase price for shares in that calendar quarter. The shares purchased for the employees under the Employee Stock Purchase Plan carry full rights to receive any dividends declared. Pursuant to the Employee Stock Purchase Plan, the Company will automatically use any dividends attributable to shares in the employee's share account to purchase additional shares for that employee's share account. The Company will credit share distributions to the employee's share account as of the record date, and will credit share splits as of the effective date. The participating employee will fully own all account shares and may withdraw them for sale (or otherwise) by written request. Subject to applicable federal securities and tax laws, the Board has the right to amend or to terminate the Employee Stock Purchase Plan. Amendments to the Employee Stock Purchase Plan will not affect any participating employee's right to the benefit of the contributions that have been made prior to the date of any such amendment. If the Employee Stock Purchase Plan is terminated, the Compensation Committee will be required to distribute all shares held in each participating employee's share account plus an amount of cash equal to the balance in each participating employee's cash account.

    DIRECTOR OPTION PLAN. The 1998 Non-Employee Director Stock Option Plan (the "Director Option Plan") is intended to encourage stock ownership by certain Nutraceutical directors, to provide those individuals with an additional incentive to manage the Company in the stockholders' best interests and to provide a form of compensation that will attract and retain highly qualified individuals as members of the Board.

    Under the Director Option Plan, the Compensation Committee or the full Board may make discretionary grants of options and determine the terms and conditions of such options. The Director

Option Plan provides for the granting of options to non-employee directors, as defined, for up to an aggregate of 150,000 shares of common stock of the Company, subject to certain adjustments reflecting changes in the Company's capitalization. Although each member of the Compensation Committee is eligible to participate in the Director Option Plan, the full Board must approve grants made to a member of the Compensation Committee, with the involved member abstaining from the vote. Nutraceutical is under no obligation to retain as a director any Director to whom it has granted an option.

    401(K) PLAN. Nutraceutical has a 401(k) defined contribution profit sharing plan (the "401(k) Plan") that covers substantially all employees. Under the 401(k) Plan, employees may contribute up to 15% of their compensation, not to exceed the prescribed annual statutory limit ($10,500 for calendar 2000). Under the 401(k) Plan, the Company can make matching and discretionary contributions. During fiscal 2000, the Company made matching contributions to the 401(k) Plan that approximate 4% of all plan participants' salaries and wages.

    UNDER THE RULES OF THE SEC, THE COMPENSATION AND AUDIT COMMITTEE REPORTS THAT FOLLOW ARE NOT DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT BY REFERENCE INTO ANY FILINGS WITH THE SEC.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee was established by the Board in February 1998 in connection with the Company's initial public offering. The Compensation Committee is currently comprised of Messrs. Gay II, Levin and Young.
Mr. Geoffrey S. Rhenert served on the Compensation Committee until he resigned from the Board in December 1999. In February 2000, Mr. Young became a member of the Compensation Committee.

    The Compensation Committee is responsible (i) for reviewing the recommendations of the Company's chief executive officer on compensation levels of all other officers of the Company and (ii) adopting and changing compensation policies and practices of the Company and reporting its recommendations to the full Board. In addition, the Compensation Committee is responsible for the administration of the Company's stock plans. In reviewing the Company's compensation programs, the Compensation Committee intends to adhere to a compensation philosophy that (i) attracts and retains qualified executives who will add to the long-term success of the Company, (ii) contributes to the achievement of operational and strategic objectives and (iii) is commensurate with each executive's performance, level of responsibility and overall contribution to the success of the Company. In making its recommendations to the full Board concerning adjustments to compensation levels, the Compensation Committee intends to consider the financial condition and operational performance of the Company during the prior year. The Compensation Committee expects the Company's executive compensation program to consist of three principal components: (i) base salary, (ii) annual bonus and (iii) long-term equity incentives. The Committee has set forth below a discussion as to how such compensation was determined.

    BASE SALARY. In fiscal 2000, the base salary for each executive officer of the Company was determined based on the expected level of responsibility of the executive officer and competitive market conditions.

    ANNUAL BONUS. Each executive officer of the Company is eligible to earn a cash bonus based upon individual performance during the fiscal year and the Company's performance generally.

    LONG-TERM EQUITY INCENTIVES. Prior to the completion of Nutraceutical's initial public offering, the Company adopted the 1998 Stock Incentive Plan. Under the 1998 Stock Incentive Plan, the

Compensation Committee was granted broad authority to award equity-based compensation arrangements to any eligible employee, consultant or advisor of the Company. Since the ultimate value of stock options bears a direct relationship to market price of the common stock, the Compensation Committee believes that awards under the 1998 Stock Incentive Plan are an effective incentive for the Company's management to create value for the Company's stockholders.

                                FRANK W. GAY II
                                MATTHEW S. LEVIN
                                J. STEVEN YOUNG

                             AUDIT COMMITTEE REPORT

    The Audit Committee reviews with the Company's independent public accountants the scope and timing of their audit services and any other services they are asked to perform, the audit report on the Company's consolidated financial statements following completion of the audit and the Company's policies and procedures with respect to internal accounting and financial controls. The Audit Committee is currently comprised of Messrs. Burke, Levin and Stice. Mr. Alexander Gordon Bearn, M.D. and Mr. Young served on the Audit Committee until February 2000, at which time they were replaced by Messrs. Burke and Stice. The Audit Committee held two meeting during fiscal 2000.

    The Audit Committee has reviewed and discussed the audited financial statements of the Company for fiscal 2000 with management and has discussed with the Company's independent public accountants, among other things, the methods used to account for significant unusual transactions, the effect of significant accounting policies in emerging areas, the process used by management in formulating sensitive accounting estimates and other matters required under SAS 61, or the Codification of Statements on Auditing Standards, AU Section 380, as modified or supplemented. In addition, the Audit Committee has received written disclosures and a letter from PricewaterhouseCoopers LLP regarding their independence as auditors required by Independence Standards Board Standard
No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with PricewaterhouseCoopers LLP the status of their independence. Based upon this review of the above-mentioned issues, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for fiscal 2000 be included in the Company's Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2000.

    The Board of Directors has adopted a written charter for the Audit Committee set forth hereto as Appendix A.

                                MICHAEL D. BURKE
                                MATTHEW S. LEVIN
                                 JAMES D. STICE

                               PERFORMANCE GRAPH

    The following graph shows the Company's cumulative total stockholder return since the common stock became publicly traded on February 19, 1998. The graph assumes that the value of the investment in the Company's common stock at its initial public offering price of $17.50 per share and each index was $100.00 on February 19, 1998.

  COMPARISON OF THE CUMULATIVE TOTAL RETURN AMONG NUTRACEUTICAL INTERNATIONAL CORPORATION, THE ADAMS, HARKNESS & HILL HEALTHY LIVING INDEX AND THE NASDAQ
                           STOCK MARKET (U.S.) INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS

                                             2/19/98  9/30/98  9/30/99  9/30/00
Nutraceutical International Corporation          100       40       22       15
Adams, Markness & Hill Healthy Living Index      100       62       52       44
NASDAQ Stock Market (U.S.) Index                 100       99      161      214

------------------------

(1) The closing sale price of the common stock on September 29, 2000 was $2.66 per share, as reported by The Nasdaq Stock Market.

        SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

    Proposals of stockholders intended to be eligible for inclusion in the Company's Proxy Statement and proxy card relating to the 2002 Annual Meeting of Stockholders of the Company must be received by the Company on or before the close of business December 31, 2001. Such proposals should be submitted by certified mail, return receipt requested.

    Nutraceutical's bylaws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the Company's Secretary not less than 60 days nor more than 90 days prior to the meeting and that such notice must meet certain other requirements. Any stockholder interested in making such a nomination or proposal should request a copy of the provisions of Nutraceutical's bylaws from the secretary of the Company.

                                                                      APPENDIX A

                    NUTRACEUTICAL INTERNATIONAL CORPORATION
                            AUDIT COMMITTEE CHARTER
              AS ADOPTED BY THE BOARD OF DIRECTORS ON JUNE 5, 2000

    All members of the Audit Committee shall be independent directors as defined by the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market ("Nasdaq"). The Audit Committee shall be chaired by an independent director appointed by the Board of Directors (the "Board").

    The function of the Audit Committee shall be to provide for effective oversight of the financial reporting process, the business risk process and adequacy of internal controls, relationships with external and internal auditors, financial compliance issues, and to exercise the following powers and duties with respect to the following matters involving Nutraceutical International Corporation and its consolidated subsidiaries (together, the "Corporation"):

     1. Review and approval of the Corporation's annual financial statements, annual reports, registration statements, and material amendments to any of them, as filed with the SEC, and recommendations to the Board regarding the Board's execution of them;

     2. Review of the Corporation's programs for compliance with applicable financial disclosure requirements;

     3. Review of the auditing of the Corporation's financial statements with the independent public accountants, including the plan, fees and the results of their auditing engagements;

     4. Review of the non-audit professional services provided by the Corporation's independent public accountants and related fees, considering the possible effect they have on the independence of such accountants;

     5. Recommendations to the Board regarding the engagement of independent public accountants;

     6. Review of the Corporation's processes to maintain an adequate system of internal controls;

     7. Review of the scope and results of the Corporation's internal audit plans and procedures;

     8. Direction and supervision of investigations into matters within the scope of the Audit Committee's duties;

     9. Recommendation to the Board regarding any proposal received from any stockholder concerning any of the foregoing matters which the stockholder proposes to present for action by the Corporation's stockholders; and

    10. Such other duties and responsibilities as may be assigned to the Audit Committee by the Board.

    In carrying out these responsibilities, the Audit Committee shall have full access to the independent public accountants, the internal auditors, outside counsel, and executive and financial management in scheduled joint sessions or private meetings as in its judgment it deems appropriate. Similarly, the Corporation's independent public accountants, internal auditors, and executive and financial management will have full access to the Audit Committee and to the Board and each is responsible for bringing before this Audit Committee or its chairperson in a timely manner any matter he/she feels appropriate to the discharge of the Audit Committee's responsibilities.

                     PLEASE DATE, SIGN AND MAIL YOUR
                   PROXY CARD BACK AS SOON AS POSSIBLE!

                     ANNUAL MEETING OF STOCKHOLDERS
                   NUTRACEUTICAL INTERNATIONAL CORPORATION

                            FEBRUARY 26, 2001

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

      Please mark your
A /X/ votes as in this
      example.

                            FOR     WITHHELD
1. Election of all                                    NOMINEES: Frank W. Gay II
   nominees for            / /        / /                       Robert C. Gay
   Class III                                                    J. Steven Young
   Directors listed hereon.

For all nominees listed hereon, except vote withheld from the following nominee(s):

------------------------------------------

                                                        FOR   ABSTAIN   AGAINST
2. Ratification of PricewaterhouseCoopers
   LLP as the Company's independent certified           / /     / /       / /
   public accountants for the fiscal year
   ending September 30, 2001.

3. In their discretion, the Proxy Representatives are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED.  IF A CHOICE IS NOT SPECIFIED, THIS
PROXY WILL BE VOTED FOR THE NOMINEES FOR CLASS III DIRECTORS AND FOR PROPOSAL 2.

Signature:                      Signature:                      Date:
          -------------------             -------------------        ----------

NOTE: This proxy should be dated, signed by the stockholder exactly as the stockholder's name appears hereon and returned promptly in the enclosed envelope. Joint owners should each sign. When signing in a fiduciary capacity, such as attorney, executor, administrator, trustee or guardian, please give full title as such.

                   NUTRACEUTICAL INTERNATIONAl CORPORATION
                                     PROXY
        ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 26, 2001
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Jeffrey A. Hinrichs and Leslie M. Brown, Jr., and each or any of them, proxies of the undersigned ("Proxy Representatives"), with full power of substitution, to vote all of the shares of Nutraceutical International Corporation, a Delaware corporation (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting to be held at the Grant Summit Conference Center, 4000 The Canyons Resort Drive, Park City, Utah 84098 on Monday, February 26, 2001, at 9:00 a.m. (Mountain Standard Time) or at any adjournment or postponement thereof, as shown on the voting side of this card.

                CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE      SEE REVERSE
                                                                        SIDE